Exhibit 99.1  Press Release

                                NEWS RELEASE

                            FOR IMMEDIATE RELEASE

For:  Abington Bancorp, Inc.            Contact:  Robert M. Lallo
      536 Washington Street                       Chief Financial Officer
      Abington, MA  02351                         (781) 982-4473
      www.AbingtonSavings.com

      and

Massachusetts Fincorp, Inc.             Contact:  Eric L. Pearson
70 Quincy Avenue                                  Treasurer
Quincy, MA 02169                                  (617) 769-1161


          MASSACHUSETTS FINCORP TO BE ACQUIRED BY ABINGTON BANCORP

Abington and Quincy, Massachusetts -- BUSINESS WIRE - April 10, 2002 - Abington Bancorp, Inc. (NASDAQ NMS: ABBK), the holding company for Abington Savings Bank (the "Bank") and Massachusetts Fincorp, Inc. announced today they have signed a definitive agreement by which Abington Bancorp, Inc. will acquire Massachusetts Fincorp, Inc. (OTC BB: MAFN), parent company of Massachusetts Co-Operative Bank with three branches in the Greater Boston area, for $30.00 per share in cash and Abington stock for a total purchase price of $17.3 million. The transaction is valued at 160% of Massachusetts Fincorp's book value per share at December 31, 2001 and 19.9 times earnings per share of Massachusetts Fincorp for 2001. The purchase price represents a 38% premium to Massachusetts Fincorp's closing price on April 9, 2002.The Bank will remain "Well Capitalized" by current Regulatory standards at the time the transaction is closed.

Massachusetts Fincorp stockholders will be permitted to elect either Abington shares or cash, with the mix of consideration fixed at 60% stock and 40% cash. Individual shareholder elections will be prorated to the extent necessary to maintain this mix of consideration. The transaction is intended to qualify as a reorganization for federal income tax purposes, with the result that stockholders who exchange their Massachusetts Fincorp stock for Abington Bancorp stock will do so on a tax-free basis to the extent they receive stock. Massachusetts Fincorp stockholders who receive Abington stock will also be entitled to receive dividends paid by Abington. In 2001, Abington paid dividends at an annual rate of $.40 per share. Massachusetts Fincorp does not currently pay a cash dividend.

"Massachusetts Co-Operative Bank is a natural geographic extension of our current market area. Its addition will augment our already successful core deposit growth," said James P. McDonough, Abington Bancorp Chairman and Chief Executive Officer. "When the transaction is completed later this year, Abington Savings Bank will have total assets approaching $1 billion, providing us with sufficient scale to compete even more aggressively for both consumer and small business relationships. The employees of Massachusetts Co-Operative Bank are an important part of their communities and we look forward to welcoming them into the Abington Savings Bank family."

"One particularly attractive attribute of the markets served by the three Massachusetts Co-Operative Bank branches is the level of small business activity they feature," continued Mr. McDonough. "We believe we can make significant inroads serving this vital customer group given our attractive product line and leadership in SBA lending."

"Abington Savings Bank's reputation for excellent customer service and its commitment to the communities it serves played a large role in our decision to select them as our merger partner," said Paul C. Green, Massachusetts Fincorp Chairman and Chief Executive Officer. "We see Abington Savings Bank as just the right size: large enough for our customers to benefit from their extensive branch network and wide array of products and services, yet not so big as to be impersonal and institutional. Our stockholders will receive a substantial premium, as well as the ability to participate in the future growth of the Massachusetts banking industry through ownership of Abington shares. We are confident that joining forces to create a larger, stronger banking organization will also benefit our customers and employees over the long term."

The definitive agreement has been approved by the Boards of Directors of both companies. The transaction is subject to all required regulatory approvals, the approval by shareholders of both companies and other customary conditions. The transaction is expected to close by the end of the third quarter of 2002, with operational integration to follow soon after.

"We believe we have created an optimal financial structure for this transaction to provide Massachusetts Fincorp's shareholders with a significant premium, while ensuring Abington Bancorp's continued financial performance. We expect to achieve approximately $1.6 million in annual cost savings, principally from consolidating technology and eliminating redundant functions," said Robert M. Lallo, Abington Bancorp's Executive Vice President and Chief Financial Officer. Mr. Lallo also noted that Abington expects transaction costs of approximately $1.7 million in connection with the acquisition, the majority of which will increase Abington's goodwill, a smaller portion of which will be one-time transaction expenses being charged to earnings in the quarter in which the merger closes.

Mr. Lallo added, "Given the current business and economic trends, we remain comfortable with our previous earnings guidance of $1.75 per share in earnings in 2002. Looking to 2003, we anticipate the acquisition of Massachusetts Fincorp will add to Abington's earnings."

Separately, Abington Bancorp noted that it expects to report its first quarter results on April 16th at the market opening.

At December 31, 2001, Massachusetts Fincorp had total assets of $121 million, deposits of $101 million, loans of $83 million and shareholders' equity of $10 million. Shares outstanding total approximately 525,000. Massachusetts Fincorp has three banking offices located in Boston, East Milton and Quincy.

At December 31, 2001, Abington Bancorp had total assets of $770 million, deposits of $497 million, loans of $403 million and shareholders' equity of $39 million. Shares outstanding totaled approximately 3.2 million. Abington Savings Bank is a Massachusetts-chartered savings bank with offices in Abington, Brockton, Canton, Cohasset, Halifax, Hanover, Hanson, Holbrook, Hull, Kingston, Pembroke, Randolph and Whitman. Its deposits are insured by the Federal Deposit Insurance Corporation and Depositors Insurance Fund.

Financial advisors for Massachusetts Fincorp were Keefe Bruyette and Woods, and for Abington Bancorp, McConnell Budd & Romano.


This press release contains forward-looking statements with respect to the financial condition, results of operations and business of Abington upon consummation of the acquisition of Massachusetts Fincorp, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that will be realized from the acquisition and (b) the merger charges expected to be incurred in connection with the acquisition. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs of difficulties related to the integration of the businesses of Abington and Massachusetts Fincorp are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which Abington will be doing business, are less favorable than expected; or (7) legislation or changes in regulatory requirements adversely affect the businesses in which Abington would be engaged. Abington and Massachusetts Fincorp will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/joint proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge on the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Abington will be available free of charge from the Clerk of Abington (Lewis Paragona, Clerk, Abington Bancorp, Inc., 536 Washington Street, Abington, Massachusetts 02351, telephone (781) 982-3200), and documents filed with the SEC by Massachusetts Fincorp will be available free of charge from the Corporate Secretary of Massachusetts Fincorp (Renee Czajkowski, 70 Quincy Avenue, Quincy, MA 02169, telephone (617) 769-1100). The Directors and Executive Officers of Massachusetts Fincorp and Abington Bancorp may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the Directors and Executive Officers of Massachusetts Fincorp and ownership of Massachusetts Fincorp common stock is set forth in Massachusetts Fincorp's proxy statement as filed with the SEC on April 20, 2001. Information about the Directors and Executive Officers of Abington Bancorp and ownership of Abington Bancorp common stock is set forth in Abington Bancorp's proxy statement as filed with the SEC on April 20, 2001. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/joint proxy statement regarding the proposed acquisition when it becomes available.
MASSACHUSETTS FINCORP AND ABINGTON BANCORP SHAREHOLDERS SHOULD READ THE PROSPECTUS/JOINTPROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.